EXHIBIT A

                  Funds of First Trust Exchange-Traded Fund II

                              (as of July 2, 2015)

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First Trust STOXX European Select Dividend Index Fund
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First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund
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First Trust Dow Jones Global Select Dividend Index Fund
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First Trust ISE Global Wind Energy Index Fund
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First Trust ISE Global Engineering and Construction Index Fund
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First Trust NASDAQ Clean Edge Smart Grid Infrastructure Index Fund
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First Trust ISE Global Copper Index Fund
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First Trust ISE Global Platinum Index Fund
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First Trust BICK Index Fund
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First Trust NASDAQ CEA Smartphone Index Fund
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First Trust NASDAQ Global Auto Index Fund
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First Trust ISE Cloud Computing Index Fund
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First Trust International IPO ETF
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First Trust NASDAQ CEA Cybersecurity ETF
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